XCL LTD.

                 LONG-TERM STOCK INCENTIVE PLAN


      1. Purpose. The purpose of the XCL Ltd. Long-Term Stock Incentive Plan (the "Plan") is to promote the interests of XCL Ltd. ("XCL") and its shareholders by strengthening the ability of the Company (as hereinafter defined) to attract and retain directors, officers and key employees, and certain other
individuals  who  the  Company  deems  can  render   a   valuable
contribution to the direction and success of the Company's efforts by helping create an entrepreneurial environment in which such individuals are encouraged to maximize shareholder value. The Plan permits the granting of Incentive Stock Options, Nonqualified Stock Options, Reload Options, Restricted Stock and Performance Units, all as hereinafter defined.

      2. Definitions; Construction. (a) As used in the Plan the defined terms "Plan" and "XCL" shall have the meanings ascribed to them above and the following defined terms shall have the following meanings:

               (i)  "Affiliates" shall mean any  parent
          corporation or subsidiary corporation of XCL as defined in Sections 425(e) and (f) of the Code, as the same may be in effect from time to time.

               (ii) "Agreement" shall mean an agreement between the Company and a participant setting forth the terms and conditions of an Award.

               (iii)  "Award" shall mean  an  Incentive
          Stock   Option,  Nonqualified  Stock  Option,
          Reload    Option,   Restricted    Stock    or
          Performance Unit as described in and granted under the Plan.

               (iv)"Board"  shall  mean  the  Board  of
          Directors of XCL.

                (v)  "Code"  shall  mean  the  Internal
          Revenue Code of 1986, as amended.

               (vi)   "Committee"   shall   mean    the
          Compensation Advisory Committee of the Board, as the same may be constituted from time to time.


                (vii)  "Common Stock" shall mean shares
          of capital stock of XCL designated as "Common
          Stock"  pursuant  to  XCL's  Certificate   of
          Incorporation.

                (viii) "Company" shall mean XCL and its
          Affiliates.

                (ix) "Fair Market Value" shall mean the
          average of the highest and lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the American Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred).

               (x)  "Incentive Stock Option" shall mean
          an option granted pursuant to the provisions of this Plan which meets the requirements of
          Section 422 of the Code, as the same may be in effect from time to time.

                (xi) "Non-employee Director" shall mean
          any member of the Board of Directors of the Company who is not also an employee of the Company.

                (xii) "Nonqualified Stock Option" shall
          mean any option granted pursuant to the provisions of the Plan which is not an Incentive Stock Option.

                (xiii) "Performance Unit" shall mean  a
          grant described in Section 8.

                (xiv)  "Reload Option" shall  mean  any
          Nonqualified Stock Option granted pursuant to the provisions of Section 6(i).

                (xv) "Restricted Stock" shall mean  any
          stock delivered subject to the restrictions set forth in Section 7.

                (xvi) "Stockholder Employee" shall mean
          any   employee   owning  stock   (using   the
          attribution rules of Section 425(d) of the Code, as the same may be in effect from time to time) possessing more than 10% of the total combined voting power of all classes of stock of XCL or any of its Affiliates.

          (b) References in the Plan to Sections are to Sections of the Plan unless otherwise indicated. The words "hereof", "herein", "hereunder" and comparable terms refer to the entirety of the Plan and not to any particular Section or other subdivision hereof. Words in the singular include the plural and vice versa. Words in the masculine gender shall include the feminine and neuter and vice versa. The word "or" is not exclusive. The word "including" shall be deemed to mean "including, without limitation". The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

      3. Stock Available under Plan. The stock subject to Awards shall be Common Stock. Subject to adjustment as provided in
Section 9, the total number of shares of Common Stock with respect to which Awards may be granted may equal but shall not exceed 16.5 million shares; provided, however, that the maximum number of shares that may be available for Awards to directors of the Company under this Plan shall be limited to 13,200,000; and, provided, further, that the maximum number of shares that shall be available for Awards to Non-employee Directors is limited to 3,300,000. For purposes of computing the number of shares of Common Stock available for Awards at any time, there shall be debited against the total number of shares (i) the number of shares of Common Stock issuable upon exercise of any options,
(ii) the number of shares of Restricted Stock awarded, and (iii) and the maximum number of shares of Common Stock that may be issued under Performance Unit Awards. Any shares represented by Awards which are cancelled, forfeited, terminated or expire unexercised shall again be available for grants and issuance under the Plan.

     4. Participants. Persons eligible for Awards under the Plan shall be limited to such key employees of the Company (including directors of the Company) who have substantial responsibility in the direction and management of the Company and certain other individuals who, while not employees of the Company, are identified by the Committee or the Board as persons who can render a valuable contribution to the direction and success of the Company's efforts. Except in the case of Non- employee Directors, the Committee shall have the sole discretion to select those persons eligible for Awards. Non-employee Directors shall be eligible to participate in the Plan only to the extent provided in Section 5.

      5. Non-employee Directors Award. (a) Upon assuming his office, each Non-employee Director shall be granted a Nonqualified Stock Option to acquire 100,000 shares of Common Stock at an exercise price equal to 135% of the Fair Market Value of such Common Stock on the date of grant.

           (b) The Nonqualified Stock Options to be granted to all Non-employee Directors upon assuming office shall become exercisable upon completion of one year of service as a director after such Option is granted (subject to the provisions of
Section 10) and shall expire ten years from the date the Option is granted (the "Option Period"), unless ended sooner due to termination of service or death or disability of the optionee, or if fully exercised prior to the end of such Option Period. If the directorship of an optionee is terminated within the Option Period for any reason other than (i) death or disability or (ii) on account of any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company (any such act resulting in the automatic termination of the Option), the Option may be exercised, to the extent the optionee was able to do so at the date of termination of the directorship, within three months (or such longer period as the Board may determine, but not to exceed one year) after such termination (if otherwise within the Option Period). If an optionee dies or becomes disabled while a director of the Company, the Option may be exercised, to the extent the optionee was entitled to exercise such Option at the date of his death or disability, within one year after such death or disability (if otherwise within the Option Period), whether or not one year of service as a director has elapsed, by the executor or administrator of the estate of the optionee, or by the legal representative of an incapacitated director, or by the person or persons who shall have acquired the Option directly from the optionee by a bequest or pursuant to the laws of descent or distribution.

           (c) The Nonqualified Stock Options granted to Non-employee Directors shall be exercisable in the manner provided in
Section  6(d);  shall be non-transferable except as  provided  in
Section 6(f); shall not confer any rights as a stockholder as provided in Section 6(j); and shall not give rise to any right to receive fractional shares as provided in Section 6(k).

      6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by Agreements in such form, not inconsistent with the Plan, as the Committee shall determine. The following terms and conditions shall apply to all Incentive Stock Options, Nonqualified Stock Options and Reload
Options:

           (a) Option Price. The Committee shall determine the option price of all Nonqualified Stock Options and all Incentive Stock Options; provided, however, in the case of Incentive Stock Options, the option price shall not be less than the Fair Market Value of the Common Stock on the date the option is granted and, provided, further, that in the case of an individual who is a Stockholder Employee on the date of grant, the option price of an Incentive Stock Option shall be at least 110% of the then Fair Market Value of the Common Stock.

           (b) Option Term. The Committee shall determine the expiration date of a Nonqualified Stock Option and an Incentive Stock Option; provided, however, in the case of Incentive Stock Options, the term shall expire no later than one day prior to the end of ten years from the date the option was granted, and, provided, further, that Incentive Stock Options granted to employees who are Stockholder Employees on the date of grant shall expire no later than one day prior to the end of five years from the date of grant. Options may terminate earlier as provided herein.

          (c) Exercise of Options. The Committee shall determine when Incentive Stock Options and Nonqualified Stock Options are exercisable, in whole or in part, provided, however, that under no circumstances will an option be exercisable within 6 months (or such greater or lesser period prescribed or permitted by any applicable rule promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation Rule 16(b)-3, as in effect from time to time), from its date of grant. Options may be exercised at an earlier date as provided herein.

           (d) Manner of Exercise. Upon exercise of options, shares of Common Stock shall be paid for in full with (i) cash (including a certified or official bank check or the equivalent acceptable to XCL), (ii) the equivalent Fair Market Value of shares of Common Stock, properly endorsed, (iii) the equivalent fair market value of any other property acceptable to XCL, or
(iv) any combination of (i), (ii), or (iii). Options may be exercised by written notice to XCL in the manner provided in the applicable Agreement. In the event the Common Stock issuable upon exercise of an option is not registered under the Securities Act of 1933, as amended (the "Securities Act"), then XCL will require that the registered owner deliver an investment representation in the form acceptable to XCL and its counsel and XCL will place a legend on the certificate for such Common Stock restricting the transfer of the same.

           (e) Limitation on Amount. In the case of Incentive Stock Options only, no employee may be granted Incentive Stock Options to the extent the aggregate Fair Market Value (as of the date of grant) of the Common Stock subject to Incentive Stock Options that are first exercisable during any calendar year exceeds $100,000.

           (f) Non-Transferability. All options granted under this Plan shall be non-assignable and non-transferable otherwise that by will or by the laws of descent and distribution. During the lifetime of the optionee, the option is exercisable only by him, or, in the case of his incapacity, by his legal representative.

          (g) Termination of Employment. In the case of Nonqualified Stock Options, the Committee shall determine the applicable provisions for death, disability and termination of employment. In the case of Incentive Stock Options, (i) on termination of an optionee's employment with the Company other than by reason of death or disability, the optionee shall have the right to exercise his then outstanding Incentive Stock Options within three months of such termination to the extent he was entitled to exercise the same immediately prior to termination; and (ii) on termination of employment by reason of death or disability (within the meaning of Section 22(e)(3) of the Code, as the same may be in effect from time to time), the optionee, his estate, personal representative, or beneficiary shall have the right to exercise his then outstanding Incentive Stock Options at any time within twelve months from the date of death or termination of employment by reason of disability for the full number of shares subject to Incentive Stock Options at the date of termination of employment by reason of death or disability, irrespective of any vesting provisions except as provided in the first sentence of Section 6(c) above.

           (h) Time of Grant. The grant of an option shall occur only when a written Agreement shall have been duly executed and delivered by or on behalf of XCL and the employee to whom the option is granted.

          (i) Reload Options. In the event an optionee exercises a Nonqualified Stock Option by payment of all or a portion of the exercise price with shares of Common Stock which the optionee has owned for at least six months, the optionee may receive a Reload Option in the form a new Nonqualified Stock Option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used in payment of the exercise price of the original option.

           (j) No Stockholder Rights. Nothing contained in the Plan or in any Agreement shall be construed to confer upon the holder of an option the right to vote or to receive dividends or subscription rights, or to consent or to receive notice as a stockholder in respect of the meetings of stockholders of XCL or the election of directors of XCL or any other matter, or any other rights whatsoever as a stockholder of XCL.

           (k) No Fractional Shares. XCL shall not be required to issue fractional shares of Common Stock upon exercise of any options.

      7. Restricted Stock. Except as otherwise provided herein, the Committee shall have the sole discretion to determine the restrictions that shall apply to each award of Restricted Stock hereunder (including, without limitation, the time and manner of vesting, provisions applicable on death, disability or other termination of employment, conditions of forfeiture and whether any consideration should be paid by the grantee). Any such restrictions shall be embodied in the applicable Agreement and in a legend placed on the certificate for Restricted Stock. As soon as practicable following a grant of Restricted Stock, XCL shall transfer to the name of the grantee any and all awarded shares. A certificate or certificates for all shares of Restricted Stock registered in the name of a grantee shall be promptly drawn and held for the grantee by XCL. The grantee shall thereupon be a stockholder and shall have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. As the restrictions described below are released, a certificate (without the legend described above) for the number of shares with respect to which restrictions have been released will be delivered to the grantee as soon as practicable. Any new, additional or different securities, cash or other property the grantee may become entitled to receive shall be subject to the same restrictions applicable to the Restricted Stock with respect to which such new, additional or different securities or property are received. Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as the stated restrictions lapse.

      8. Performance Units. The Committee may grant Performance Units entitling the holder to receive a fixed or variable number of share-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as set forth in the applicable Agreement. Performance Units may be paid in cash or in a combination of cash and shares of Common Stock, as the Committee shall determine. Such Performance Units shall represent an unsecured and unfunded promise to pay the Fair Market Value of the shares of Common Stock represented by the Units and the holder shall have no rights other than as a general creditor of the Company. Performance Units may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except as provided in the applicable Agreement.

      9. Recapitalization or Reorganization. (a) The aggregate number of shares of Common Stock for which Awards may be granted under the Plan, the number of shares covered by outstanding Awards and the exercise price per share for each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend on Common Stock after the effective date of the Plan, or other increase or decrease in such shares effected without receipt of consideration by XCL; provided, however, that any adjustment to Awards resulting in the right to receive fractional shares shall be eliminated.

          (b) If XCL shall at any time merge or consolidate with or into another corporation, the holder of each Award will thereafter receive, upon exercise or transfer of shares, the securities or property to which a holder of an equivalent number of shares of Common Stock would have been entitled upon such merger or consolidation, and XCL shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable. A sale of all or substantially all of the assets of XCL for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

     10. Change in Control. Notwithstanding any provision in the Plan to the contrary, but subject to the first sentence of
Section 6(c) hereof, (i) each option granted under the Plan shall become immediately exercisable in whole or in part, at the election of the optionee, (ii) the restrictions applicable to each share of Restricted Stock shall immediately lapse, and (iii) payment of Performance Units shall be immediately due upon the occurrence of an event which constitutes a change in control of
XCL. For purposes of this Section 10, a "change in control of XCL" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if:

                (A)  any "person" (as such term is used
          in  Sections 13(d) and 14(d) of the  Exchange
          Act), other than XCL or any person who on the
          effective   date  the  Plan  (as  hereinafter
          provided  in  Section 13) is  an  officer  or
          director   of   XCL,  is   or   becomes   the
          "beneficial owner" (as defined in Rule  13d-3
          under  the Exchange Act, as such Rule  is  in
          effect  from  time  to  time),  directly   or
          indirectly, of securities of XCL representing
          30%  or more of the combined voting power  of
          XCL's  then  outstanding  securities,  unless
          such person owns, directly or indirectly,  as
          of such effective date of the Plan, more than
          25%  of  the combined voting power  of  XCL's
          then  outstanding securities, in which  case,
          if  any  such  person (a "Major Stockholder")
          becomes  the  beneficial owner,  directly  or
          indirectly,  of  33-1/3%  or  more   of   the
          combined   voting   power   of   XCL's   then
          outstanding  securities;  provided,  further,
          however, that acquisition of 33-1/3% or  more
          of  such  combined  voting  power  shall  not
          constitute  a "change in control of  XCL"  if
          (1)  such  combined  voting  power  does  not
          exceed 37-1/2% or more of the combined voting
          power   of   the   XCL's   then   outstanding
          securities, and (2) either (i) to the  extent
          any  such  increase in a Major  Stockholder's
          beneficial   ownership   results    from    a
          redemption   of  purchase  by  XCL   of   its
          securities, or (ii) if the Board, by vote  of
          two-thirds (2/3) of the full Board,  in  good
          faith, determines (hereinafter referred to as
          a   "Determination")  both  (X)   that   such
          acquisition does not constitute, in fact, a change in control of XCL, and (Y) that such Major Stockholder does not and cannot then control XCL; and

               (B) during any period of two consecutive
          years    prior   to   the   date   of    such
          Determination,   individuals   who   at   the
          beginning  of  such  period  constituted  the
          Board  cease for any reason to constitute  at
          least a majority thereof, unless the election
          of  each  director who was not a director  at
          the   beginning  of  such  period  has   been
          approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

      11. Administration. (a) The Plan shall be administered by the Committee. The Committee shall consist of at least two (2) directors, appointed by the Board, who are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time, such that during the one year period prior to becoming a member of such Committee, and during such service as a Committee member, respectively, he will not have been granted and will not be granted options, Restricted Stock, Performance Units or other equity securities of the Company under any other plan of the Company, except pursuant to a "formula plan" as defined in Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time (including, for this purpose, an Award pursuant to Section 5). The Board may from time to time remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members chairman and shall hold meetings at such time and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by at least a majority of the members or at a meeting conducted by means of telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and action so taken shall be as fully effective as if it had been taken at a meeting duly called and held.

           (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to make Awards, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

           (c) Except as otherwise provided herein, the Committee may determine which persons shall be granted Awards and the number of shares subject to Awards and the time at which Awards shall be made.

           (d) The Committee shall report to the Board the names of persons granted Awards, the number of shares involved, and the terms and conditions of each Award.

          (e) No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option or award and service on the Committee shall constitute service as a director, entitling such Committee member to indemnification and reimbursement for such service to the same extent as for service rendered as a director.

       12. Tax Withholding. The Committee may require any person entitled to receive payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Committee shall also have the exclusive right to permit an individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual, pursuant to such rules as the Committee may determine from time to time in compliance with the provisions of Rule 16b-3(e) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time.

      13. Effective Date and Termination. Subject to the receipt of approval of the Plan by the shareholders of XCL, the effective date of this Plan shall be June 2, 1992. This Plan shall terminate on June 1, 2002, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the optionee or grantee, any of his rights or obligations and any Award made under the Plan.

      14. Amendments. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action of the Board may alter the provisions of the Plan so as to alter any outstanding Awards to the detriment of the optionee or grantee without his consent, and, no amendment to the Plan shall be made without stockholder approval which shall (i) increase (except as provided in Section 9) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of individuals entitled to participate under the Plan; or (iii) withdraw the administration of the Plan from a committee consisting of at least two "disinterested persons" (as defined in Section 11(a)). The Committee may, from time to time, alter, amend, cancel or terminate any outstanding Award, in any manner not inconsistent with the Plan; provided, however, that no such action of the Committee may alter, amend, cancel or terminate an Award to the detriment of the optionee or grantee without his consent, including, (i) to change the date or dates as of which an Award becomes exercisable, is deemed earned, or becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as the Committee determines appropriate. The provisions of Section 5 of the Plan may not be amended more than once every six months except to comport with changes to the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. Notwithstanding anything in the Plan to the contrary, the Board shall have the power to amend the Plan to conform the Plan to all applicable requirements of law.

     15. No Right to Employment. No person shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any employee any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of such individual at any time.

      16. Registration. There shall be no obligation or duty for XCL to register under the Securities Act or any state securities law at any time the Awards that may be granted hereunder or the Common Stock that may be issuable upon grant or exercise of such Awards. XCL shall not be required to issue or deliver any shares of stock prior to completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation as XCL shall determine to be necessary or desirable.

     17. Prior Options. Any individual who, on the effective date of the Plan, holds an unexpired and unexercised option under XCL's 1983, 1985, 1986 or 1987 (qualified) Incentive Stock Option and (nonqualified) Stock Option Plans (a "Prior Option"), shall be entitled to replace his Prior Option with a new Incentive Stock Option or Nonqualified Stock Option for an equivalent number of shares; provided, however, subject to the provisions of
Section  6(a),  the  exercise price of such new  Incentive  Stock
Options shall not be less than the Fair Market Value of the Common Stock on the date of grant which shall be deemed to have occurred on the date the optionee executes and delivers a new Agreement; subject to the provisions of Section 6(c), each new option shall be vested to the same extent that the Prior Option has vested (with the optionee getting credit for any prior service to the Company); and any optionee surrendering a Prior Option which qualified as an incentive stock option under Section 422 of the Code shall receive the number of Nonqualified Stock Options for the balance of any such qualified Prior Options which, because of the limitation of Section 6(e), are not available for grant on a one-to-one basis because the $100,000 limitation set forth in such Section will be exceeded.